UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 22, 2019

DASAN ZHONE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7195 Oakport Street

Oakland, California 94621

(Address of Principal Executive Offices, Including Zip Code)

(510) 777-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common stock, $0.001 par value	DZSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported by Dasan Zhone Solutions, Inc. (the “Company”) in a Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 15, 2019, the Company notified the NASDAQ Stock Market LLC (“Nasdaq”) of the resignation of director Michael Connors from the Company’s Board of Directors (the “Board”), effective November 15, 2019.  At the time of his resignation, Mr. Connors was a member of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The Company further notified Nasdaq that as a result of Mr. Connor’s resignation, the Company was no longer in compliance with certain of Nasdaq’s continued listing requirements.

On November 22, 2019, the Company received two letters from Nasdaq, the subject matter of which is set forth as follows:

•

The first letter indicated that the Company no longer complied with Nasdaq’s audit committee requirements as set forth in Listing Rule 5605, which, among other criteria, requires that the Company’s Audit Committee be composed of at least three independent directors. Nasdaq confirmed that the Company is eligible to rely on the cure period provided by Listing Rule 5605(c)(4), which permits the Company to temporarily operate in non-compliance with the audit committee composition requirement, provided the Company regains compliance either before the earlier of Company’s next annual shareholders’ meeting or November 15, 2020.  However, if the next annual shareholders’ meeting is held before May 13, 2020, then the Company must evidence compliance no later than May 13, 2020. The Company intends to regain compliance with Listing Rule 5605 prior to the end of the cure period.

•

The second letter indicated that the Company no longer complied with Nasdaq’s compensation and nominating committee phase-in requirements as set forth in Listing Rule 5615(c)(3), which requires that the Company’s Compensation Committee and Corporate Governance and Nominating Committee be composed (i) of a majority of independent directors during the phase-in period and (ii) solely of independent directors following the phase-in period. Nasdaq stated that the Company has 45 calendar days to submit a plan to Nasdaq as to how it will regain compliance with Nasdaq’s continued listing requirements. If Nasdaq accepts the plan, Nasdaq may grant the Company an extension of up to 180 calendar days from November 22, 2019 to evidence compliance.  If Nasdaq does not accept the Company’s plan, the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.  The Company intends to submit a plan to Nasdaq in accordance with the letter and subsequently regain compliance with Listing Rule 5615(c)(3).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2019	DASAN Zhone Solutions, Inc.

	By:	/s/ Il Yung Kim
Il Yung Kim
President, Chief Executive Officer, Interim Chief Financial Officer and Treasurer

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